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                                                                    EXHIBIT 3(i)

                                   CERTIFICATE

                       FOR RENEWAL AND REVIVAL OF CHARTER

                                  (Letterhead)

SENTRY BUILDERS CORP., a corporation organized under the laws of Delaware, the certificate of incorporation of which was filed in the office of the Secretary of State on the 14 day of JANUARY 1970, and recorded in the office of the Recorder of Deeds for DOVER County, the charter of which was vioded for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1.       The name of this corporation is SENTRY BUILDERS CORP.

2. Its registered office in the State of Delaware is located at 229 SOUTH STATE STREET, city of DOVER, Zip Code 19901, County of KENT, the name and address of its registered agent is UNITED STATES CORPORATION COMPANY.

3. The date when the restoration, renewal, and revival of the charter of this company is to commence is the 28TH day of FEBRUARY, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

4. This corporation was duly organized and carried on the business authorized by its carrier until the 1ST day of MARCH, A.D. 1987, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

         IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, SENTRY BUILDERS CORP. / RICHARD MELIUS the last and acting President, and RICHARD MELIUS, the last and acting Secretary of SENTRY BUILDERS CORP., have hereunto set their hands to this certificate this 30 day of OCTOBER.




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                                      /s/
                                      -----------------------------------------
                                              LAST AND ACTING PRESIDENT


                                STATE OF DELAWARE

                          OFFICE OF SECRETARY OF STATE

                                  (Letterhead)

         I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RENEWAL OF SENTRY BUILDERS CORP. FILED IN THIS OFFICE ON THE NINTH DAY OF NOVEMBER, A.D. 1987, AT 9 O'CLOCK A.M.



                                      /s/ Michael Harkins
                                      -----------------------------------------
                                          Michael Harkins, Secretary of State

                                      Authentication: 1533414
                                                Date: 01/05/1988




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